Report of Independent Registered Public Accounting
Firm

To the Shareholders and
Board of Trustees of WisdomTree Trust

In planning and performing our audits of the financial statements of WisdomTree Trust (comprising, respectively, WisdomTree Dividend Ex-Financials
Fund, WisdomTree Earnings 500 Fund, WisdomTree
High Dividend Fund, WisdomTree LargeCap
Dividend Fund, WisdomTree LargeCap Value Fund,
WisdomTree MidCap Dividend Fund, WisdomTree
MidCap Earnings Fund, WisdomTree SmallCap
Dividend Fund, WisdomTree SmallCap Earnings
Fund, WisdomTree Total Dividend Fund,
WisdomTree Total Earnings Fund, WisdomTree U.S.
Quality Dividend Growth Fund, WisdomTree U.S.
SmallCap Quality Dividend Growth Fund,
WisdomTree Asia Pacific ex-Japan Fund,
WisdomTree China ex-State-Owned Enterprises Fund,
WisdomTree Commodity Country Equity Fund,
WisdomTree Emerging Markets Consumer Growth
Fund, WisdomTree Emerging Markets ex-State-
Owned Enterprises Fund, WisdomTree Emerging
Markets High Dividend Fund, WisdomTree Emerging
Markets Quality Dividend Growth Fund, WisdomTree
Emerging Markets SmallCap Dividend Fund,
WisdomTree Global ex-U.S. Quality Dividend
Growth Fund, WisdomTree Global ex-U.S. Real
Estate Fund, WisdomTree Global ex-U.S. Utilities
Fund, WisdomTree Global High Dividend Fund,
WisdomTree Global Natural Resources Fund,
WisdomTree India Earnings Fund (consolidated),
WisdomTree Middle East Dividend Fund,
WisdomTree Australia Dividend Fund, WisdomTree
Europe Hedged Equity Fund, WisdomTree Europe
Hedged SmallCap Equity Fund, WisdomTree Europe
Quality Dividend Growth Fund, WisdomTree Europe
SmallCap Dividend Fund, WisdomTree Germany
Hedged Equity Fund, WisdomTree Global ex-U.S.
Hedged Dividend Fund, WisdomTree Global ex-U.S.
Hedged Real Estate Fund, WisdomTree International
Dividend Ex-Financials Fund, WisdomTree
International Equity Fund, WisdomTree International
Hedged Equity Fund, WisdomTree International
Hedged Quality Dividend Growth Fund, WisdomTree
International Hedged SmallCap Dividend Fund,
WisdomTree International High Dividend Fund,
WisdomTree International LargeCap Dividend Fund,
WisdomTree International MidCap Dividend Fund,
WisdomTree International SmallCap Dividend Fund,
WisdomTree Japan Hedged Capital Goods Fund,
WisdomTree Japan Hedged Equity Fund,
WisdomTree Japan Hedged Financials Fund,
WisdomTree Japan Hedged Health Care Fund,
WisdomTree Japan Hedged Quality Dividend Growth
Fund, WisdomTree Japan Hedged Real Estate Fund,
WisdomTree Japan Hedged SmallCap Equity Fund,
WisdomTree Japan Hedged Tech, Media and Telecom
Fund, WisdomTree Japan Quality Dividend Growth
Fund, WisdomTree Japan SmallCap Dividend Fund,
WisdomTree Korea Hedged Equity Fund, and
WisdomTree United Kingdom Hedged Equity Fund)
(the "Trust") as of and for the periods ended March
31, 2016, in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of March 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of WisdomTree Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

New York, NY
May 26, 2016